UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

The Reader’s Digest Association, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10434	13-1726769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pleasantville, New York	10570-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (914) 238-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 8, 2006, The Reader’s Digest Association, Inc. (the “Company”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated March 3, 2004 (the “Indenture”), by and between the Company, as issuer, and The Bank of New York, as successor trustee, relating to the Company’s 6½% Senior Notes due 2011 (the “Notes”).  The Supplemental Indenture is expected to become operative after, among other things, the expiration of the Company’s tender offer and consent solicitation for any and all of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement, dated January 25, 2007 (the “Statement”).

On February 8, 2006, the Company announced that pursuant to the terms of the tender offer and consent solicitation, it had received valid tenders and consents representing a majority in principal amount of the outstanding Notes not owned by the Company or its affiliates as of the consent payment deadline at 5:00 p.m., New York City time, on February 7, 2007.  The Company also announced the determination of the total consideration payable in accordance with the Statement.  A copy of the related press release is attached hereto as Exhibit 99.1.

Subject to becoming operative, the Supplemental Indenture, among other things, will eliminate substantially all of the restrictive and certain other covenants in the Indenture, including, among other things, the covenants that limit the Company’s ability to pay dividends and make other restricted payments, incur or guarantee debt, engage in transactions with affiliates, create or incur liens, engage in mergers, consolidations, sales of all or substantially all of its assets and change in control, as well as covenants that require the Company to file certain reports with the Securities and Exchange Commission and provide other information to holders of the Notes. The Supplemental Indenture will also eliminate certain paragraphs from the definition of “Events of Default” and will eliminate the conditions to legal or covenant defeasance.

Subject to becoming operative, the Supplemental Indenture will also delete definitions from the Indenture if references to such definitions would be eliminated as a result of the foregoing changes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03.              Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained and incorporated in Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

4.1	First Supplemental Indenture, dated as of February 8, 2007, by and between The Reader’s Digest Association, Inc. and The Bank of New York, as successor trustee

99.1	Press Release, dated February 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER’S DIGEST ASSOCIATION, INC.

	By:	/s/ William H. Magill
		Name:	William H. Magill
		Title:	Vice President and Treasurer

Dated: February 8, 2007

INDEX TO EXHIBITS

Number	Exhibit

4.1	First Supplemental Indenture, dated as of February 8, 2007, by and between The Reader’s Digest Association, Inc. and The Bank of New York, as successor trustee

99.1	Press Release, dated February 8, 2007